As filed with the Securities and Exchange Commission on June 6, 2012

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIESTA RESTAURANT GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0712224
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

968 JAMES STREET, SYRACUSE, NEW YORK	13203
(Address of Principal Executive Offices)	(Zip Code )

FIESTA RESTAURANT GROUP, INC.

2012 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Joseph A. Zirkman, Esq.

Vice President, General Counsel, Secretary

Fiesta Restaurant Group, Inc.

968 James Street

Syracuse, New York 13203

(315) 424-0513

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Wayne A. Wald, Esq.

Akerman Senterfitt LLP

335 Madison Avenue, 26th Floor

New York, New York 10017

(212) 880-3800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock $0.01 par value	3,300,000	$11.85	$39,105,000	$4,485

(1)	This Registration Statement also covers additional shares of Fiesta Restaurant Group, Inc.’s common stock that may be issuable by reason of stock splits, stock dividends, or other adjustment provisions of the 2012 Stock Incentive Plan in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee computed pursuant to Rule 457(c) and (h), upon the basis of the average of the high and low prices of the common stock as quoted on The NASDAQ Global Select Market on June 4, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of section 10(a) of the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Fiesta Restaurant Group, Inc. 2012 Stock Incentive Plan are available without charge by contacting:

Fiesta Restaurant Group, Inc.

7300 North Kendall Drive, 8th Floor

Miami, Florida 33156

Telephone: (888) 778-7696, ext. 1800

Attn: Investor Relations

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

Fiesta Restaurant Group, Inc. (“we”, “us”, “our” or the “Company”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance therewith, files reports and other information with the Commission. The following documents, or portions thereof, filed by us with the Commission pursuant to the Exchange Act, are incorporated by reference in this registration statement:

a.	Our effective Registration Statement on Form 10 (File No. 001-35373) initially filed with the Commission on December 9, 2011, as amended by Amendment No. 1 filed on January 26, 2012, Amendment No. 2 filed on March 14, 2012, Amendment No. 3 filed on April 5, 2012 and Amendment No. 4 filed on April 24, 2012 (collectively, the “Form 10”);

b.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2012, filed with the Commission on May 10, 2012;

c.	Our Current Report on Form 8-K filed with the Commission on May 8, 2012; and

d.	The description of our common stock, par value $0.01 per share, set forth under the heading “Description of Capital Stock” in our Information Statement, filed as Exhibit 99.1 to the Form 10, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of such documents deemed not to be filed), prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective dates of filings of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

ITEM 4.	DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person is or was a director, officer, employee or agent of such corporation or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or another enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation with respect to such claim, issue or matter. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.	EXHIBITS

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 10 (File No. 001-35373), as amended).

4.2	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 10 (File No. 001-35373), as amended).

4.3	Registration Rights Agreement dated as of May 7, 2012 by and among the Company, Jefferies Capital Partners IV LP, Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2012).

4.4	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form 10 (File No. 001-35373), as amended).

5.1	Opinion of Akerman Senterfitt LLP.*

10.1	2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2012).+

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Akerman Senterfitt LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page).*

*	filed herewith
+	compensatory plan or arrangement

ITEM 9.	UNDERTAKINGS

The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on this 6th day of June, 2012.

FIESTA RESTAURANT GROUP, INC.

By:	/s/ Joseph A. Zirkman
Joseph A. Zirkman
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Timothy P. Taft and Joseph A. Zirkman, and each or any of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, to execute for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Timothy P. Taft Timothy P. Taft	Chief Executive Officer, President and Director (Principal Executive Officer)	June 6, 2012

/s/ Paul R. Flanders Paul R. Flanders	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	June 6, 2012

/s/ Jack A. Smith Jack A. Smith	Chairman of the Board of Directors	June 6, 2012

Signature	Title	Date

/s/ Brian P. Friedman Brian P. Friedman	Director	June 6, 2012

/s/ Nicholas Daraviras Nicholas Daraviras	Director	June 6, 2012

/s/ Stephen P. Elker Stephen P. Elker	Director	June 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 10 (File No. 001-35373), as amended).

4.2	Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 10 (File No. 001-35373), as amended).

4.3	Registration Rights Agreement dated as of May 7, 2012 by and among the Company, Jefferies Capital Partners IV LP, Jefferies Employee Partners IV LLC and JCP Partners IV LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2012).

4.4	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form 10 (File No. 001-35373), as amended).

5.1	Opinion of Akerman Senterfitt LLP.*

10.1	2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2012).+

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of Akerman Senterfitt LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page).*

*	filed herewith
+	compensatory plan or arrangement